Exhibit 99

UTC REPORTS FIRST QUARTER 2015 RESULTS

•	EPS of $1.58, up 20% (up 7% ex. restructuring and one-time items)

•	Sales of $14.5 billion, including 3% organic growth

•	2015 EPS range of $6.85 to $7.05 reaffirmed

HARTFORD, Conn., April. 21, 2015 - United Technologies Corp. (NYSE:UTX) today reported first quarter earnings per share of $1.58 and net income attributable to common shareowners of $1.4 billion, up 20 percent and 18 percent respectively versus the prior year. Results for the current quarter include favorable one-time items of $0.07 per share net of restructuring costs. Earnings per share in the year ago quarter included $0.09 of net restructuring costs. Excluding these items in both quarters, earnings per share of $1.51 increased 7 percent year over year. Foreign currency had an unfavorable impact of $0.07.
Sales of $14.5 billion decreased by 1 percent, reflecting the impact of adverse foreign exchange (4 points), which was partially offset by the benefit of organic growth (3 points). First quarter segment operating profit increased 8 percent over the prior year quarter. Adjusted for restructuring costs and net one-time items, segment operating profit was flat, including an unfavorable impact from foreign exchange (5 points).
“We had a good start to the year, despite headwinds from a stronger U.S. dollar,” said Gregory Hayes, UTC President and Chief Executive Officer. “The fundamentals of all of our businesses remained solid, continuing to drive strong organic sales growth and allowing us to increase EPS by 13 percent on a constant currency basis, excluding the impact of gains and restructuring.”
Otis new equipment orders in the quarter increased 8 percent over the prior year at constant currency. Equipment orders at UTC Climate, Controls & Security increased 6 percent. Commercial aerospace aftermarket sales were up 2 percent at Pratt & Whitney and up 4 percent at UTC Aerospace Systems on an organic basis.
“Although commercial aerospace aftermarket growth was slower in the quarter than we anticipate for the year,” Hayes added, “the commercial building business in the U.S. is looking better and I’m encouraged by the signs of growth that we’re seeing in Europe. We remain confident in our expectations of 3 to 5 percent organic top line growth and sales of $65 to $66 billion, and this continues to support our earnings per share guidance of $6.85 to $7.05 in 2015.”
Cash flow from operations was $1.3 billion and capital expenditures were $348 million in the quarter. The planned share repurchase of $3.0 billion for the year has been completed. UTC continues to assume a placeholder for full year acquisition spend of $1 billion and expects cash flow from operations less capital expenditures in the range of 90 to 100 percent of net income attributable to common shareowners for 2015.
United Technologies Corp., based in Hartford, Connecticut, provides high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

All financial results and projections reflect continuing operations unless otherwise noted. Foreign currency impact includes currency translation as well as hedging activity at Pratt & Whitney Canada. The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.
This press release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to the plans, strategies, and objectives of UTC for future operations, including statements relating to a potential strategic alternative transaction relating to Sikorsky, or the terms, timing or structure of any such transaction (or whether any such transaction will take place at all); the future performance of UTC or Sikorsky if any such transaction is completed; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include risks related to a potential separation of, or any other transaction relating to, Sikorsky; the effect of economic conditions in the markets in which we operate, including financial market conditions; fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial condition of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company- and customer- directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; challenges in the development and production of new products and services; the impact of diversification across product lines, regions and industries; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level of share repurchases depends upon market conditions and the level of other investing activities and uses of cash. The forward-looking statements speak only as of the date of this presentation and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(Millions, except per share amounts)	2015	2014
Net Sales	$14,541	$14,745
Costs and Expenses:
Cost of products and services sold	10,523	10,690
Research and development	602	624
Selling, general and administrative	1,563	1,596
Total Costs and Expenses	12,688	12,910
Other income, net	421	263
Operating profit	2,274	2,098
Interest expense, net	218	225
Income before income taxes	2,056	1,873
Income tax expense	558	567
Net income	1,498	1,306
Less: Noncontrolling interest in subsidiaries' earnings	72	93
Net income attributable to common shareowners	$1,426	$1,213
Earnings Per Share of Common Stock:
Basic	$1.60	$1.35
Diluted	1.58	1.32
Weighted Average Number of Shares Outstanding:
Basic shares	890	901
Diluted shares	904	917

As described on the following pages, consolidated results for the quarters ended March 31, 2015 and 2014 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2015	2014
Net Sales
Otis	$2,745	$2,955
UTC Climate, Controls & Security	3,852	3,851
Pratt & Whitney	3,332	3,329
UTC Aerospace Systems	3,548	3,450
Sikorsky	1,267	1,361
Segment Sales	14,744	14,946
Eliminations and other	(203)	(201)
Consolidated Net Sales	$14,541	$14,745

Operating Profit
Otis	$527	$570
UTC Climate, Controls & Security	729	537
Pratt & Whitney	419	388
UTC Aerospace Systems	569	590
Sikorsky	92	86
Segment Operating Profit	2,336	2,171
Eliminations and other	48	39
General corporate expenses	(110)	(112)
Consolidated Operating Profit	$2,274	$2,098

Segment Operating Profit Margin
Otis	19.2%	19.3%
UTC Climate, Controls & Security	18.9%	13.9%
Pratt & Whitney	12.6%	11.7%
UTC Aerospace Systems	16.0%	17.1%
Sikorsky	7.3%	6.3%
Segment Operating Profit Margin	15.8%	14.5%

As described on the following pages, consolidated results for the quarters ended March 31, 2015 and 2014 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Restructuring Costs and Non-Recurring Items Included in Consolidated Results

	Quarter Ended March 31,
	(Unaudited)
In Millions - Income (Expense)	2015	2014
Restructuring Costs included in Operating Profit:
Otis	$(6)	$(17)
UTC Climate, Controls & Security	(24)	(43)
Pratt & Whitney	(13)	(42)
UTC Aerospace Systems	(50)	(6)
Sikorsky	—	(17)
	(93)	(125)
Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	126	—
Total impact on Consolidated Operating Profit	33	(125)
Tax effect of restructuring and non-recurring items above	30	42
Impact on Net Income Attributable to Common Shareowners	$63	$(83)
Impact on Diluted Earnings Per Share	$0.07	$(0.09)

Details of the non-recurring items for the quarter ended March 31, 2015 above are as follows:
Quarter Ended March 31, 2015
UTC Climate, Controls & Security: Approximately $126 million gain as a result of a fair value adjustment related to the acquisition of a controlling interest in a joint venture investment.

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous page)

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2015	2014
Net Sales
Otis	$2,745	$2,955
UTC Climate, Controls & Security	3,852	3,851
Pratt & Whitney	3,332	3,329
UTC Aerospace Systems	3,548	3,450
Sikorsky	1,267	1,361
Segment Sales	14,744	14,946
Eliminations and other	(203)	(201)
Consolidated Net Sales	$14,541	$14,745

Adjusted Operating Profit
Otis	$533	$587
UTC Climate, Controls & Security	627	580
Pratt & Whitney	432	430
UTC Aerospace Systems	619	596
Sikorsky	92	103
Segment Operating Profit	2,303	2,296
Eliminations and other	48	39
General corporate expenses	(110)	(112)
Adjusted Consolidated Operating Profit	$2,241	$2,223

Adjusted Segment Operating Profit Margin
Otis	19.4%	19.9%
UTC Climate, Controls & Security	16.3%	15.1%
Pratt & Whitney	13.0%	12.9%
UTC Aerospace Systems	17.4%	17.3%
Sikorsky	7.3%	7.6%
Adjusted Segment Operating Profit Margin	15.6%	15.4%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2015	2014
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,281	$5,235
Accounts receivable, net	11,512	11,317
Inventories and contracts in progress, net	10,336	9,865
Other assets, current	2,829	3,341
Total Current Assets	29,958	29,758
Fixed assets, net	9,175	9,276
Goodwill	27,557	27,796
Intangible assets, net	15,571	15,560
Other assets	9,066	8,899
Total Assets	$91,327	$91,289

Liabilities and Equity
Short-term debt	$4,184	$1,922
Accounts payable	6,929	6,967
Accrued liabilities	14,616	14,006
Total Current Liabilities	25,729	22,895
Long-term debt	17,809	17,872
Other long-term liabilities	17,487	17,818
Total Liabilities	61,025	58,585
Redeemable noncontrolling interest	135	140
Shareowners' Equity:
Common Stock	14,919	15,185
Treasury Stock	(24,520)	(21,922)
Retained earnings	45,462	44,611
Accumulated other comprehensive loss	(7,211)	(6,661)
Total Shareowners' Equity	28,650	31,213
Noncontrolling interest	1,517	1,351
Total Equity	30,167	32,564
Total Liabilities and Equity	$91,327	$91,289

Debt Ratios:
Debt to total capitalization	42%	38%
Net debt to net capitalization	36%	31%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2015	2014
Operating Activities:
Net income	$1,498	$1,306
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	479	467
Deferred income tax provision	145	44
Stock compensation cost	51	60
Change in working capital	(639)	(521)
Global pension contributions	(45)	(84)
Other operating activities, net	(179)	63
Net cash flows provided by operating activities	1,310	1,335
Investing Activities:
Capital expenditures	(348)	(333)
Acquisitions and dispositions of businesses, net	(72)	106
Increase in collaboration intangible assets	(132)	(142)
Receipts (payments) from settlements of derivative contracts	569	(113)
Other investing activities, net	156	40
Net cash flows provided by (used in) investing activities	173	(442)
Financing Activities:
Issuance of long-term debt, net	10	6
Increase (decrease) in short-term borrowings, net	2,177	(200)
Dividends paid on Common Stock	(553)	(514)
Repurchase of Common Stock	(3,000)	(335)
Other financing activities, net	(18)	48
Net cash flows used in financing activities	(1,384)	(995)
Effect of foreign exchange rate changes on cash and cash equivalents	(53)	(40)
Net increase (decrease) in cash and cash equivalents	46	(142)
Cash and cash equivalents, beginning of period	5,235	4,619
Cash and cash equivalents, end of period	$5,281	$4,477

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2015		2014

Net income attributable to common shareowners	$1,426		$1,213
Net cash flows provided by operating activities	$1,310		$1,335
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		92%		110%
Capital expenditures	(348)		(333)
Capital expenditures as a percentage of net income attributable to common shareowners		(24)%		(27)%
Free cash flow	$962		$1,002
Free cash flow as a percentage of net income attributable to common shareowners		67%		83%
Notes to Condensed Consolidated Financial Statements

(1)
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)
Organic sales growth represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)
Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.